September 20, 2016 Personal & Confidential Glen MacDonald 475 Raglan Road Winnipeg, MB R3G 3E4 Dear Glen: It is my pleasure to offer you the position of Chief Scientific Officer for Eleven Biotherapeutics, Inc. (“the Company” or “Eleven Bio”) reporting to Stephen Hurly, President and CEO. This letter agreement summarizes important details about your employment, should you accept this offer. This letter agreement shall be effective only upon the date of the closing (such closing date, the “Effective Date”) of the acquisition by the Company of Viventia Bio Inc. (“Viventia”) pursuant to a Share Purchase Agreement (the “Agreement”), by and among the Company, Viventia, the shareholders of Viventia named on the signature pages thereto and, for certain limited purposes, Clairmark Investments Ltd, pursuant to which Agreement, the Company will acquire all of the outstanding equity interests in Viventia and Viventia will become a wholly- owned subsidiary of the Company (the “Transaction”). If the Transaction does not occur by September 23, 2016, this letter agreement shall be null and void. 1. Full-Time and Best Efforts: As Eleven Bio’s Chief Scientific Officer, which is a full- time position, you will have such duties and responsibilities consistent with such position, and any other duties as the Company may assign from time to time. You are expected to devote substantially all of your working time to the performance of your duties in a satisfactory manner and to the best of your abilities at all times. You shall not engage in any other business or occupation during your employment with the Company, including, without limitation, any activity that conflicts with the interests of the Company, interferes with the proper and efficient performance of your duties for the Company, or interferes with your exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, you will be permitted to serve as an officer, director or trustee of any charitable, educational or non-profit organization, without the Company’s prior consent, provided that such services do not interfere with the performance of your duties to the Company or represent an actual or apparent conflict of interest with your role at the Company. 2. Compensation: You shall receive an annual salary of $272,496.25 CAD, which will be subject to all applicable tax reporting and withholding, paid in accordance with the Company's standard payroll practices. You will be considered for a merit review in conjunction with your performance review (which generally are conducted annually) and consistent with the Company’s compensation practices, as determined by the Board. 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911

3. Annual Bonus: You may be eligible to receive an annual target bonus of up to 30% of your base salary, based upon the achievement of certain corporate and individual goals set by the Company, and contingent upon your individual performance and the Company’s performance. The determination of whether a bonus will be paid to you, and the amount of any such bonus, will be determined by the Company. Any bonus earned will be paid to you no later than March 15th of the year following the year to which it relates. No bonus is accrued or earned until the date on which it is actually paid to you. No bonus shall be pro-rated for any partial year of employment. Please note that you must be actively employed by the Company on the date any bonus is paid in order to be eligible for a bonus. No period of notice or payment in lieu of notice that is given by you to the Company or to you by the Company (or that ought to have been given by you or to you) which follows or is in respect of a period which follows your last day of actual and active employment will be deemed to extend your employment for the purposes of determining any right for you to receive a bonus hereunder, and you shall have no entitlement to damages or other compensation arising from or related to not receiving any bonus which may have been awarded, or which may have paid, after your last day of active employment with the Company or if working notice of termination had been given. 4. Stock Option: Subject to and upon approval by the Board, you will be granted a nonstatutory stock option to purchase 100,000 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), which option is granted pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4) and not pursuant to the Company’s 2014 Stock Incentive Plan (the “Plan”) or any other equity incentive plan of the Company, as an inducement that is material to your employment with the Company (the “Inducement Grant”). The Inducement Grant shall have an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Market on the date of such grant and shall vest as to 25% of the shares subject to such option on the first anniversary of the date of grant of the option and as to an additional 6.25% of the shares underlying the option at the end of each successive three- month period thereafter until the fourth anniversary of the date of grant of the option. The Inducement Grant shall be subject to such other terms as are customary for the Company’s options under the Plan and the previously approved form of stock option agreement under the Plan. The Board will consider annually whether to grant additional equity awards to its employees and you will be eligible to be considered for such additional annual equity grants. 5. Employee Benefits; Expenses: The Company offers a comprehensive benefit package that includes group health, dental and vision plans as well as life and disability benefits. You will be eligible to participate in all employee benefit plans in effect from time to time for similarly situated Canadian employees of the Company subject to the plan documents governing such benefits. Notwithstanding the foregoing, you understand and agree that nothing contained herein will require the Company to establish or maintain any benefits and any such benefits may be modified, amended, terminated or cancelled at any time by the Company. During your employment, the Company shall pay (or promptly reimburse you) for documented, out-of-pocket expenses reasonably incurred by you in performing your job, which are consistent 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911 with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses. 6. Vacation Time: As a full time employee of the Company, you are eligible for up to 15 paid vacation days that are accrued on a monthly basis at a rate of 1.25 days (10 hours) per month of full time employment. The use of vacation is governed by the Company’s vacation policy. 7. Term of Employment; Restrictive Covenant Agreement: Your term of employment shall commence on the Effective Date and continue until terminated in accordance with the terms of this letter agreement. As a condition of your employment with the Company, you will be required to execute the enclosed Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment Agreement. 8. Termination: Your employment with the Company may be terminated as follows: By you, at any time, upon providing the Company with at least 3 months’ prior written notice. The Company may, in its sole discretion, waive such notice period, in whole or in part, and pay you the amount that would have been paid to you for the remainder of the relevant notice period. By the Company for Cause, in which case you shall not be entitled to any notice of termination or payment in lieu thereof. The Company shall pay to you only any salary and vacation entitlement accrued but unpaid prior to the termination date. By the Company without “Cause” or you for “Good Reason” (each term as defined below and in either case a “Qualifying Termination”), in which case you will be eligible for the benefits outlined in sub-paragraphs A or B (the “Severance Benefits”), subject to the terms set forth in this letter agreement: A. If a Qualifying Termination occurs: (i) Eleven Bio will pay you severance in the form of (1) continuation of your base salary for a total of 12 months (the “Notice Period”), such amount to be paid in accordance with the Company’s then current payroll practices, except as otherwise specified in this letter agreement and (ii) you will continue to be eligible to participate in the employee benefit plans (excluding short term disability and long term disability benefits which shall cease immediately) in which you were participating at the date of termination, subject to the terms of such employee benefit plans, until the earlier of: 1) the end of the Notice Period; or 2) the date you become covered under the benefit plans of another employer. The Company’s obligation hereunder is conditional on you continuing to pay your share of the premiums (if any). 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911

B. If a Qualifying Termination occurs within 12 months after a Change in Control Transaction (as defined below), then in addition to the severance payment and benefit continuation provided for in sections 8.A(i) and (ii) above, subject to the same terms, conditions, and limitations as described therein; and the vesting of 100% of your then outstanding unvested equity grants shall be accelerated, such that all unvested equity grants vest and become fully exercisable or non- forfeitable as of the date of termination. For the sake of clarity, it shall not be a “Qualifying Termination” if your employment terminates because of your death or due to your suffering a Disability (as defined below). C. The Severance Benefits will be subject to the following terms: i. The Company’s obligation to make the above payments and provide the above benefits will be contingent upon your execution of a full and final release of all claims in favour of the Company, in a form acceptable to the Company, and you agree that payment by the Company of the amounts set out in Section 8.A or 8.B shall be in full and final settlement of any and all actions, causes of actions, suits, claims, demands and entitlements whatsoever which you have or may have against the Company and any of its directors, officers, employees, representatives, successors and assigns arising out of your hiring, employment and the termination of your employment or this letter agreement. ii. In the event that the Company determines that, without its express written consent, you have breached any of your post-employment obligations, including those in the Employee Non-Competition, Non- Solicitation, Confidentiality and Assignment Agreement, the Company shall have the right to suspend or terminate any or all remaining payments and/or benefits, if any, referenced in Section 8.A or 8.B of this letter agreement. Such suspension or termination of payments and/or benefits shall be in addition to and shall not limit any and all other rights and remedies that the Company may have against you in law or equity or pursuant to any other agreement between you and the Company. iii. The Company’s obligations to pay or provide the Severance Benefits will be contingent upon your having tendered your resignation from the Board (and any other boards on which you serve at the request of the Company), effective as of the date of termination. 9. Definitions: For purposes of this letter agreement, “for Cause” shall mean the Company has complied with the “Cause Process”, as defined below, following your committing one or more of the following (each a “Cause Condition”): (i) an act of material dishonesty involving the Company, embezzlement, or misappropriation of assets or property of the Company; (ii) gross negligence or willful misconduct in connection with the performance of your duties, theft, fraud or breach of fiduciary duty to the Company; (iii) your willful, sustained, or repeated failure to substantially perform the duties or obligations of your position (other than due to illness or 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911 injury); (iv) a violation of federal, state or provincial securities law; (v) the conviction on any charge involving moral turpitude; (vi) a material breach of any of the Company’s written policies related to conduct or ethics; (vii) a material breach of your Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement; or (viii) any act or omission which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee. “Cause Process” shall mean that (i) the Company reasonably determines, in good faith, that one of the Cause Conditions has occurred; (ii) the Company notifies you in writing of the first occurrence of the Cause Condition within 30 days of the Board becoming aware of such condition; (iii) the Company cooperates in good faith with your efforts, for a period not less than 30 days following such notice (the “Cause Cure Period”), to remedy the Cause Condition; (iv) notwithstanding such efforts, the Cause Condition continues to exist; and (v) the Company terminates your employment within thirty (30) days after the end of the Cause Cure Period, provided that the Company will not be required to provide a Cause Cure Period in the event that a Cause Condition is: (i) of the type described in clauses (iv) or (v); ii) is incapable of being cured; or (ii) is required to be publicly disclosed under applicable securities law. If you cure to the Company’s satisfaction any Cause Condition during the applicable Cause Cure Period, Cause shall be deemed not to have occurred. If the Company is not required to provide a Cause Cure Period, the Cause Process will be satisfied if the Company notifies you in writing of the first occurrence of the Cause Condition within 30 days of the Board becoming aware of such condition and terminates your employment within 30 days of such notice. “Change in Control Transaction” shall mean (i) a merger or consolidation of the Company with or into another corporation under circumstances where the stockholders of the Company immediately prior to such merger or consolidation do not own, after such merger or consolidation, shares representing at least 50% of the voting power of the Company or the surviving, resulting or parent corporation, as the case may be, (ii) a transfer of shares representing 50% or more of the voting power of the Company to any person who was not, on the Effective Date, a holder of stock of any class or preference or any stock option of the Company, (iii) a liquidation of the Company, or (iv) a sale or other disposition of all or substantially all of the Company’s assets. “Good Reason” shall mean you have complied with the “Good Reason Process” as defined below, following the occurrence of one or more of the following events, unless otherwise consented to by you: (i) any material diminution in your duties, authority or responsibilities, (ii) any material diminution in your base compensation except as part of a general reduction of the salaries or other remuneration of all or substantially all of the senior executives of the Company, which affects you in substantially the same manner as the other senior executives who are also affected; (iii) the relocation of your primary place of work more than 80 kilometers from your primary place of work for the Company on the Effective Date of this letter agreement, or (iv) the material breach by the Company of any provision of this letter agreement or any other employment-related agreement between the Company and you. 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911

“Good Reason Process” shall mean that (i) you reasonably determine in good faith that one of the foregoing “Good Reason” conditions has occurred; (ii) you notify the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (iii) you cooperate in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”) to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) you terminate your employment within 30 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. “Disability” shall mean your inability (as determined by the Company) to perform the essential functions of your position due to physical or mental disability, which continues for a period of 90 days (whether or not consecutive) during any 12-month period, which is agreed would cause undue hardship to the Company which cannot be accommodated. 10. General: By signing below, you represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing or limiting you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter agreement. You also agree that you will not disclose to anyone at the Company, bring onto Company premises, or use in the course of your employment at the Company, any confidential information or trade secrets belonging to any former employer (with the exception of Viventia) or to any other entity. Your employment and this letter agreement will be governed by the laws of the Province of Manitoba and the federal laws of Canada applicable therein. The courts of Manitoba shall have the exclusive jurisdiction to hear any matter arising in connection with this letter agreement. The Company has the right to assign this letter agreement to its successors and assigns, and all covenants and agreements hereunder shall enure to the benefit of and be enforceable by said successors and assigns. Any provision of this letter agreement which expressly states that it is to continue in effect after termination of this letter agreement or your employment, or which by its nature would survive the termination of this letter agreement or your employment, shall do so, regardless of the manner or cause of termination. If any one or more of the provisions of this letter agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any such provision shall be severable from this letter agreement, in which event this letter agreement shall be construed as if such provision had never been contained herein. After the Effective Date, this letter agreement (and the plans, documents, and policies referenced herein) shall constitute our entire agreement regarding the terms and conditions of your employment with the Company and shall supersede any prior agreements or other promises or statements (whether oral or written) regarding the terms of your employment, including, without 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911 limitation, your Employment Agreement with Viventia Biotech Inc. dated October 12, 2004. The terms described herein cannot be modified except in writing by you and the Company. Failure of either party to this letter agreement to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this letter agreement and any other contract between the Company and you, including the Employee Non-Competition, Non- Solicitation, Confidentiality and Assignment Agreement, the provisions of this letter agreement will prevail. This letter agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by either of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same agreement. We are thrilled to have you join the leadership team at Eleven Bio. Please contact me if you have any questions or need more information. [Signature Page Follows] 215 First Street, Suite 400, Cambridge, MA 02142PHONE: 617-871-9911 Error! Unknown document property name. FAX: 617-858-0911